UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 30, 2013

CASPIAN SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-33215	87-0617371
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

2319 Foothill Boulevard, Suite 160, Salt Lake City, Utah
(Address of principal executive offices)

84109
(Zip code)

(801) 746-3700
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2013 the board of directors of Caspian Services, Inc. (the “Company”) approved Addendum #1 to the Employment Agreement of Alexey Kotov dated July 29, 2013 (the “Addendum #1”).  Mr. Kotov is the Company’s Chief Executive Officer and President and serves on the Company’s board of directors.  The term of Mr. Kotov’s existing employment agreement with the Company, which became effective as of August 2, 2010, was for an initial term of three years.    The Company and Mr. Kotov, entered into Addendum #1 for the purpose of extending the term of Mr. Kotov’s employment for an additional term of three years commencing on August 1, 2013.  All other terms and conditions of Mr. Kotov’s existing employment agreement are unchanged, remain in full force and effect and shall continue through the term of Addendum #1.

The foregoing description of Addendum #1 is a summary of and is qualified in its entirety by reference to Addendum #1, the full text of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

           (d)   Exhibits

Exhibit 10.1	Addendum #1 Employment Agreement of Alexey Kotov dated July 29, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASPIAN SERVICES, INC.

Date: July 30, 2013	By:	/s/ Anna Koudriachova
Anna Koudriachova
Corporate Secretary